POWER OF ATTORNEY

THE UNDERSIGNED hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto) of BNY Mellon Funds Trust, a Massachusetts business trust, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

This Power of Attorney shall be governed in accordance with the laws of the State of New York and shall be effective as of November 1, 2011.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name on December 14, 2011.

/s/David K. Mossman                                                 President (Principal Executive Officer)

David K. Mossman

COMMONWEALTH OF PENNSYLVANIA         )

                                                                                    )  ss. PITTSBURGH

COUNTY OF ALLEGHENY                                               )

On December 14, 2011, before me, David K. Mossman personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, he executed the instrument.

WITNESS my hand and official seal.

/s/ Kristen Marie Embry

Notary Public